Exhibit 10.1

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the “Second Amendment”) dated May 8, 2013, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), the Subsidiaries of the Operating Company set forth on the signature pages hereto (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), the Lenders party hereto, and Bank of America, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), and as Swing Line Lender and L/C Issuer.

BACKGROUND

A. Pursuant to that certain Third Amended and Restated Credit Agreement, entered into on January 19, 2012, by and among the parties hereto, as amended by a First Amendment dated February 19, 2013 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrowers revolving credit facility in the maximum aggregate principal amount of One Hundred Forty Million Dollars ($140,000,000).

B. The Borrowers have requested that the Lenders permit the Borrowers to refinance their 10.250% senior unsecured notes in an aggregate amount of One Hundred Fifty Million Dollars ($150,000,000), having a maturity of December 1, 2017 (the “Existing High Yield Notes”), issued under that certain Indenture, dated as of November 24, 2009, among the Operating Company, certain other Credit Parties and Wilmington Trust FSB, as trustee (the “Existing High Yield Note Indenture”) with a portion of the proceeds of an issuance of Future High Yield Notes (the “Replacement High Yield Notes”) to be issued under a similar Indenture, (the “Replacement High Yield Indenture”) and to permit High Yield Notes to remain outstanding, from time to time, in an amount not to exceed $225,000,000 (or up to $250,000,000 until December 1, 2013), subject to the delivery of this Second Amendment.

C. The Lenders party hereto are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b) The following terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period; provided, however, that for any Measurement Period ending before December 1, 2013, Consolidated Funded Indebtedness shall be reduced by an amount equal to the Reserve Fund Amount.

“Future High Yield Notes” means any senior unsecured notes issued after the Closing Date, from time to time, pursuant to, and in accordance with a High Yield Indenture (including any Replacement High Yield Notes, meeting each of the following requirements: (a) such notes are in an aggregate original principal amount that, when aggregated with the aggregate principal amount of the High Yield Notes then outstanding, does not exceed the limitation set forth in Section 7.02(m); (b) the terms of such notes are substantially similar in all material respects to, or are more favorable to the Credit Parties than, the High Yield Notes then outstanding (provided that (i) the scheduled maturity date for any principal payment under such notes shall not be prior to December 1, 2017 and (ii) the interest rate payable on such notes shall be a market rate for the issuance of such notes at the time issued); (c) no Default or Event of Default has occurred and is continuing or would result from the issuance of such notes; and (d) the Borrowers shall have delivered to the Administrative Agent, not less than ten (10) Business Days prior to the date of the issuance of such notes (or such shorter period as the Administrative Agent may agree to in writing), a pro forma Compliance Certificate showing compliance, on a Pro Forma Basis (for the related Calculation Period), with the covenants set forth in Section 7.11 immediately after giving effect to the issuance of such notes. For the sake of clarity, any Credit Party that is an obligor under the Existing High Yield Indenture (including the Partnership) may be an issuer of Future High Yield Notes.

“High Yield Documents” means each High Yield Note Indenture, any High Yield Notes, and the related guarantees, notes and all other agreements, instruments and other documents pursuant to which any High Yield Notes have been or will be issued or otherwise setting forth the terms of such High Yield Notes or otherwise entered into in connection with a High Yield Indenture, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Note Indenture” means (a) the Existing High Yield Note Indenture, and (b) any Replacement High Yield Note Indenture, each as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Notes” means the Exiting High Yield Notes, together with any Future High Yield Notes, each issued pursuant to a High Yield Indenture, in each case, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

(c) The following terms set forth below are hereby added to Section 1.01 of the Credit Agreement in their entirety as follows:

“Existing High Yield Note Indenture” has the meaning given to such term in the background of the Second Amendment.

“Existing High Yield Notes” has the meaning given to such term in the background of the Second Amendment.

“Reserve Fund Amount” means the portion of the proceeds of an issuance of Replacement High Yield Notes, which proceeds have been deposited and held in a restricted deposit or securities account with the Administrative Agent and set aside to provide funds to enable the redemption of any Existing High Yield Notes outstanding following the issuance of the Replacement High Yield Notes.

“Replacement High Yield Indenture” has the meaning given to such term in the background of the Second Amendment.

“Replacement High Yield Notes” has the meaning given to such term in the background of the Second Amendment.

“Second Amendment” means the Second Amendment to this Agreement, dated May 8, 2013.

“Temporary High Yield Cap” means the greater of (a) $225,000,000 and (b) the lesser of (i) $250,000,000 and (ii) $150,000,000 plus the Reserve Fund Amount.

(d) Subsection (h) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(h) reasonable fees, charges, costs and expenses, without duplication, incurred in connection with (i) the Eighth Amendment to the Prior Credit Agreement and Refinancing Issuance (as defined therein), (ii) the Senior Note Refinancing (as defined in the Prior Credit Agreement), (iii) the Existing Credit Agreement, (iv) this Agreement and the other Credit Documents, including any future amendment, restatement, supplement or other modification of this Agreement or any of the other Credit Documents, and (v) to the extent permitted hereunder, (A) the issuance of Equity Interests and debt securities by the Partnership, and (B) the refinancing of High Yield Notes with the proceeds of Future High Yield Notes, including prepaid interest and early redemption premium (it being agreed that the addback described in this clause (h) shall be permitted with respect to each amendment or other transaction described in this clause (h) irrespective of whether such amendment or transaction is actually consummated);”

2. Amendment to Section 7.02. Paragraph (m) of Section 7.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(m) Indebtedness evidenced by High Yield Notes in an aggregate outstanding principal amount not in excess of (i) the Temporary High Yield Cap, prior to December 1, 2013, and (ii) $225,000,000 at any time on or after December 1, 2013; provided that (A) at any time that Existing High Yield Notes and Replacement High Yield Notes are at the same time deemed to be outstanding (i.e. not satisfied and discharged under the terms of a High Yield Note Indenture), the Reserve Fund Amount shall not be less than 110% of the outstanding principal balance of the Existing High Yield Notes, and (B) following issuance of the Replacement High Yield Notes, to the extent any Existing High Yield Notes are not then tendered and redeemed, the Borrowers shall cause such Existing High Yield Notes to be redeemed in full not later than December 1, 2013. For the sake of clarity, if the Reserve Fund Amount is less than the amount necessary to redeem the Existing High Yield Notes in full on or before such redemption date (a “deficiency”), the Credit Parties shall pay such deficiency on such redemption date.

3. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Second Amendment and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Second Amendment and any such additional documents delivered in connection with the Second Amendment are herein referred to as the “Second Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Second Amendment Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Second Amendment and the other Second Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Second Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(d) No Default. Immediately after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing;

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2012; and

(f) Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since January 19, 2012 (or such later date as any such organizational documents were initially adopted), except as previously disclosed to the Administrative Agent in writing, certified copies of which have been previously provided to the Lenders.

4. Conditions to Effectiveness of Amendment. This Second Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) Second Amendment. This Second Amendment, duly executed by the Credit Parties and Required Lenders;

(b) Working Fee. Payment to each Lender signing this Second Amendment of a fee in the amount of $5,000, which shall be fully earned by each such Lender, and due and payable by the Borrowers on the date hereof;

(c) Other Fees and Expenses. Payment to the Administrative Agent, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent for the reasonable fees and costs incurred by the Administrative Agent in connection with the preparation and execution of this Second Amendment and any other Credit Document, including, without limitation, all fees and costs incurred by the Administrative Agent’s attorneys;

(d) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Second Amendment, if any; and

(e) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

5. No Waiver; Ratification. The execution, delivery and performance of this Second Amendment shall not (a) operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Credit Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or the Lenders to grant any further amendments to the Credit Agreement or any of the other Credit Documents.

6. Acknowledgments. To induce the Administrative Agent and the Lenders party hereto to enter into this Second Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

(a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Credit Parties; (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Secured Parties, by the Credit Parties pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests (subject to Permitted Liens); and (iii) the Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

(b) No Waiver of Existing Defaults. No Default or Event of Default exists immediately after giving effect to this Second Amendment. Nothing in this Second Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect, or (ii) any rights or remedies which any Secured Party has against any Credit Party under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

7. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

9. Headings. The headings of the sections of this Second Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Second Amendment.

10. Counterparts. This Second Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Second Amendment to Third Amended and Restated Credit Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer and Secretary

Partnership:

STONEMOR PARTNERS L.P.
By:	STONEMOR GP LLC
its General Partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer and Secretary

Operating Company:

STONEMOR OPERATING LLC

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer and Secretary

Borrowers’ Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Bronswood Cemetery, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Gardens, Inc. Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

Kingwood Memorial Park Association

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:	/s/ Michael Stache
Michael Stache, as President for each of the above named
Credit Parties other than Bethel Cemetery Association and Assistant Secretary for Bethel Cemetery Association

Borrowers’ Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

Prince George Cemetery Corporation

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

SCI Puerto Rico Funeral and Cemetery Services, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Michael Stache
Michael Stache
President

Borrowers’ Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

By:	/s/ Michael Stache
Michael Stache
President

Borrowers’ Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

StoneMor Florida LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Mississippi LLC

StoneMor Mississippi Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oklahoma LLC

StoneMor Oklahoma Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Michael Stache
Michael Stache
President

Borrowers’ Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Rosanne Parsill
Name:	Rosanne Parsill
Title:	Vice President

Administrative Agent’s Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender,
L/C Issuer and Swing Line Lender

By:	/s/ Kenneth G. Wood
Name:	Kenneth G. Wood
Title:	Senior Vice President

Lender’s Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

RAYMOND JAMES BANK, FSB

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

Lender’s Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

CAPITAL ONE, N.A.

By:	/s/ Allison Sardo
Name:	Allison Sardo
Title:	Senior Vice President

Lender’s Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

TD BANK, N.A.

By:	/s/ Susan Schwartz
Name:	Susan Schwartz
Title:	Vice President

Lender’s Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

FOX CHASE BANK

By:	/s/ Matthew Gubicza
Name:	Matthew Gubicza
Title:	Vice President

Lender’s Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement

TRISTATE CAPITAL BANK

By:	/s/ Kent Nelson
Name:	Kent Nelson
Title:	Senior Vice President

Lender’s Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement